Exhibit 4.11

Execution Version

INCREMENTAL JOINDER AGREEMENT

This Incremental Joinder Agreement (this “Agreement”) dated as of October 24, 2012 to the Credit Agreement referenced below is by and among the 2012 Incremental Lenders, the Borrowers and the Administrative Agent (each as defined below) under the Credit Agreement referenced below.

RECITALS:

Reference is made to that certain Secured Revolving Credit Agreement dated as of April 27, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NXP Semiconductors N.V., with its corporate seat in Eindhoven, the Netherlands (“Holdings”), NXP B.V., with its corporate seat in Eindhoven, the Netherlands (the “Company”), NXP Funding LLC (the “Co-Borrower” and, together with the Company and Holdings, the “Borrowers”), the lending institutions from time to time parties thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent (in such capacity, the “Administrative Agent”), Morgan Stanley Senior Funding, Inc., as Global Collateral Agent (in such capacity, the “Global Collateral Agent”), and Mizuho Corporate Bank, Ltd., as Taiwan Collateral Agent (in such capacity, the “Taiwan Collateral Agent”)

Pursuant to Section 2.15 of the Credit Agreement, the Company has requested that the lending institutions listed on Schedule 1 hereto (each, a “2012 Incremental Lender” and collectively, the “2012 Incremental Lenders”) provide Incremental Commitments under the Credit Agreement (the “2012 Incremental Commitments”) in an aggregate principal amount of €120,000,000. The 2012 Incremental Lenders are willing to make available to the Borrowers 2012 Incremental Commitments on the terms and subject to the conditions set forth herein.

Therefore, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. The interpretive provisions set forth in Section 1.2 of the Credit Agreement apply to this Agreement.

Section 2. 2012 Incremental Commitments. Each 2012 Incremental Lender shall, with effect from the Incremental Effective Date (as defined below), become a Lender under the Credit Agreement with a Commitment in an amount equal to its 2012 Incremental Commitment (and, in the case of a 2012 Incremental Commitment to be provided by a 2012 Incremental Lender that is a Lender immediately prior to the Incremental Effective Date, such Lender’s Commitment shall be increased by the amount of its 2012 Incremental Commitment).

Section 3. Representations And Warranties. Each Borrower represents and warrants that as of and immediately after giving effect to the 2012 Incremental Commitments on the Incremental Effective Date:

(a) the aggregate amount of all Commitments does not exceed €750,000,000;

(b) no Default or Event of Default shall have occurred and be continuing; and

(c) all representations and warranties made by any Credit Party contained in the Credit Agreement or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Incremental Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of said earlier date).

Section 4. (i) Conditions Precedent to the Incremental Effective Date. This Agreement shall become effective on the later of (x) October 29, 2012 and (y) the first date when each of the following conditions shall have been satisfied (such date, the “Incremental Effective Date”), provided that, in the case of each of (x) and (y) above, the Incremental Effective Date shall occur, if at all, only if such conditions have been satisfied not later than October 29, 2012:

(a) Incremental Joinder Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized signatory of each Borrower, each 2012 Incremental Lender and the Administrative Agent;

(b) Super Priority Notes. The Administrative Agent shall have received satisfactory evidence of the Borrowers’ repayment, in full, of the Super Priority Notes;

(c) Solvency. The Administrative Agent shall have received a certificate from an Authorized Officer of the Company in a form reasonably satisfactory to the Administrative Agent demonstrating that, as of the Incremental Effective Date, the Company on a consolidated basis with its Subsidiaries is solvent;

(d) Closing Certificates. The Administrative Agent shall have received a certificate of each Original Guarantor, dated the Incremental Effective Date, substantially in the form of Exhibit D to the Credit Agreement, with appropriate insertions, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Original Guarantor (or where customary in the relevant jurisdiction, executed by a director of such Original Guarantor), and, if applicable, attaching the documents referred to in clauses (e) and (f) below;

(e) Corporate Proceedings of Each Original Guarantor. The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors and, to the extent required under applicable Law or the organizational documents of any Original Guarantor, the shareholders of each Original Guarantor (or a duly authorized committee thereof) authorizing (i) the execution, delivery and performance of this Agreement (and the performance of the Credit Agreement as modified thereby, and any additional agreements relating thereto) to which it is a party and (ii) in the case of the Borrowers, the 2012 Incremental Commitments and any Loans provided in connection therewith, as contemplated hereunder;

(f) Corporate Documents. The Administrative Agent shall have received true and complete copies of the certificate of incorporation, by-laws (or equivalent organizational documents) and, to the extent available in the relevant jurisdiction, an extract of the trade register of each Original Guarantor or certification that such corporate documents delivered on the Closing Date are in full force and effect on the Incremental Effective Date and no action has been taken to alter, amend, revise, supplement, modify, revoke or rescind such corporate documents since the Closing Date;

(g) Know Your Customer. Each 2012 Incremental Lender shall have received such documentation and other evidence as shall have been reasonably requested prior to the Incremental Effective Date in order for such 2012 Incremental Lender to carry out and be satisfied with the results of all necessary “know your customer” or other similar identification procedures;

(h) Representations and Warranties. The representations and warranties set forth in Section 3 above shall be true and correct, before and after giving effect to the 2012 Incremental Commitments;

(i) Fees. The Administrative Agent shall have received evidence that the fees in the amounts (and at the times) previously agreed in writing by the Administrative Agent to be received on or prior to the Incremental Effective Date and all expenses for which the Borrowers are responsible and in relation to which invoices have been presented prior to the Incremental Effective Date shall be paid on or by such date;

(j) Legal Opinions. The Administrative Agent shall have received the executed legal opinions of (i) special New York counsel to the Borrowers reasonably satisfactory to the Administrative Agent and (ii) special Dutch counsel to the Borrowers reasonably satisfactory to the Administrative Agent, in each case in substantially the same form and substance as provided under and in connection with the Credit Agreement or otherwise in form and substance reasonably satisfactory to the Administrative Agent and, in each case, to the extent applicable to entities that are Original Guarantors. Each Borrower, for itself and on behalf of the other Original Guarantors, and the Administrative Agent hereby instruct counsel to deliver such legal opinions; and

(k) Collateral Agency Agreement. The Administrative Agent shall have received any required accessions to the Collateral Agency Agreement, executed and delivered by a duly authorized signatory of each party thereto.

(ii) On the Incremental Effective Date, simultaneously with the effectiveness hereof, (a) all outstanding Loans shall, on or prior to the effectiveness of this Agreement, be deemed prepaid from the proceeds of additional Loans made hereunder (reflecting such increase in Commitments), which prepayment shall be accompanied by accrued interest on the Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.11 of the Credit Agreement and (b) new Loans, in one or more tranches, shall be deemed borrowed, in equal aggregate principal amount to the amount of Loans repaid in accordance with clause (a) above, and such Loans shall be granted by the Lenders pro rata on the basis of their then-applicable Commitments after giving effect to the increases thereof effected hereby. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and notice requirements contained in the Credit Agreement shall not apply to the transactions effected pursuant to this Section 4(ii).

Section 5. Further Covenants.

Without limitation of any covenant or undertaking in the Credit Agreement, each of the Borrowers hereby agrees as follows:

(a) Not later than 90 days after the Incremental Effective Date (or such longer period as the Administrative Agent may agree in writing in its sole discretion and specifically in respect of any Guarantor incorporated or registered under the laws of Hong Kong or Singapore, such longer period as is reasonably required following the Incremental Effective Date), the Administrative Agent shall have received counterparts of an Acknowledgement substantially in the form of Exhibit A to this Agreement (with such amendments thereto as may be agreed by counsel to the relevant Guarantor and counsel to the Administrative Agent), duly executed by each Guarantor (other than the Borrowers); it being understood that the obligations of NXP Semiconductors France S.A.S. under the Guaranty and the Security Documents shall not be increased as a result of the 2012 Incremental Commitments.

(b) Subject to the Agreed Security Principles, as soon as is reasonably practicable following the Incremental Effective Date and in any event within 90 days thereafter (or such longer period as the Administrative Agent may agree in writing in its sole discretion and specifically in the case of clause (iii) below and in respect of any Guarantor incorporated or registered under the laws of Hong Kong, such longer period as is reasonably required following the Incremental Effective Date):

(i) the Global Collateral Agent and the Taiwan Collateral Agent, as applicable, shall have received (A) to the extent that the Global Collateral Agent has reasonably determined (based on the advice of counsel in each relevant jurisdiction) that the Security Documents that secure the obligations of the Borrowers under the Credit Agreement (including, for the avoidance of doubt, obligations of the Borrowers in respect of 2012 Incremental Commitments and any Loans provided in connection therewith) may continue in force and effect, confirmation that such Security Documents remain in full force and effect and (B) to the extent that the Global Collateral Agent has reasonably determined (based on the advice of counsel in each relevant jurisdiction) that amendments or replacements of the Security Documents that secure such obligations as of the Incremental Effective Date are required in order to ensure that such obligations under the Credit Agreement and the Guarantors under the Guaranty are secured, then copies of each such required amended or replaced agreement, executed and delivered by a duly authorized signatory of each party thereto; provided that the parties hereto agree that no such confirmation, amendment or replacement will be necessary in respect of Security Documents governed by Japanese law;

(ii) the Global Collateral Agent and Taiwan Collateral Agent, as applicable, shall have received the executed legal opinions of (i) special German counsel to the Borrowers reasonably satisfactory to the Administrative Agent, (ii) special Dutch counsel to the Borrowers reasonably satisfactory to the Administrative Agent, (iii) special French counsel to the 2012 Incremental Lenders, (iv) special Hong Kong counsel to the 2012 Incremental Lenders, (v) special Philippines counsel to the 2012 Incremental Lenders, (vi) special Singapore counsel to the 2012 Incremental Lenders, (vii) special Taiwan counsel to the 2012 Incremental Lenders and/or, in the Administrative Agent’s sole discretion, special Taiwan counsel to the Borrowers reasonably satisfactory to the Administrative Agent, (ix) special Thailand counsel to the 2012 Incremental Lenders, (x) special English counsel to the Incremental 2012 Lenders, (xi) special Arizona counsel to the Borrowers reasonably satisfactory to the Administrative Agent (provided that the Administrative Agent, in its sole discretion, may waive receipt of such legal opinion) and (xii) special New York counsel to the Borrowers, in each case in substantially the same form and substance as provided under and in connection with the Credit Agreement or otherwise in form and substance reasonably satisfactory to the Global Collateral Agent and Taiwan

Collateral Agent, as applicable, and, in each case, to the extent applicable to entities that are Credit Parties. The Borrowers hereby instruct counsel to deliver such legal opinions; and

(iii) NXP Semiconductors Singapore Pte. Ltd. shall progress the necessary “whitewash” procedures under Section 76 of the Companies Act (Chapter 50 of Singapore) in Singapore. Once the necessary “whitewash” procedures are completed, the securities (referred to in clause (b) above) and the Guaranty granted by NXP Semiconductors Singapore Pte. Ltd. (pursuant to clause (a) above) will effectively secure all Secured Obligations in respect of liabilities or obligations.

The parties hereto agree that any failure to perform the undertakings in this Section 5 on the terms provided herein shall constitute an Event of Default under the Credit Agreement if such failure continues for 30 days after notice thereof by the Administrative Agent on behalf of the Lenders or the Required Lenders.

Section 6. Certain Consequences Of Effectiveness.

(a) Except as expressly set forth herein, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and the other Credit Documents and all rights of the Agents and the Lenders and all obligations of the Credit Parties, shall remain in full force and effect. Each Borrower hereby confirms that the Credit Agreement and the other Credit Documents are in full force and effect. Without limiting the foregoing and subject to confirmation of the satisfaction of the conditions subsequent set forth in Section 5 above by the Administrative Agent, the Global Collateral Agent and the Taiwan Collateral Agent, each Borrower hereby confirms that the Guaranty and the Security Documents to which it is a party, the guarantees by each Borrower set forth therein and all of the Collateral described therein do, and shall continue to, guarantee and secure the payment of all of the Obligations and Secured Obligations (as applicable and, in each case, as defined and subject to the limitations set forth therein and subject to Debtor Relief Laws and to general principles of equity) which shall include, on and after the Incremental Effective Date, the obligations in respect of the 2012 Incremental Commitments and any Loans provided in connection therewith.

(b) For all purposes of the Credit Agreement and all other Credit Documents, (i) this Agreement shall constitute a Joinder Agreement and a Credit Document, (ii) the 2012 Incremental Commitments shall constitute Incremental Commitments and Commitments, (iii) the Incremental Lenders shall constitute Incremental Lenders and Lenders, and (iv) the Incremental Effective Date shall constitute an Increased Amount Date.

Section 7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 8. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9. Waivers Of Jury Trial. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH 2012 INCREMENTAL LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 10. Costs And Expenses. For the avoidance of doubt, Section 13.6 of the Credit Agreement shall apply to the payment of costs and expenses incurred in connection with this Agreement and any other documents prepared in connection therewith.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

NXP SEMICONDUCTORS N.V.

By:
Name:
Title:

NXP B.V.

By:
Name:
Title:

NXP FUNDING LLC

By:
Name:
Title:

[Signature Page to Incremental Joinder Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:

[Signature Page to Incremental Joinder Agreement]

[2012 INCREMENTAL LENDERS]

By:
Name:
Title:

[Signature Page to Incremental Joinder Agreement]

SCHEDULE 1

2012 INCREMENTAL COMMITMENTS (AS OF THE INCREMENTAL EFFECTIVE DATE)

2012 Incremental Lender	2012 Incremental Commitment
Deutsche Bank AG, London Branch	27,500,000
Bank of America NA	27,500,000
Goldman Sachs Bank USA	25,000,000
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank)	20,000,000
Credit Suisse AG, Cayman Islands Branch	10,000,000
UBS Loan Finance LLC	10,000,000

Total	€120,000,000

EXHIBIT A

Guarantor Acknowledgement

ACKNOWLEDGEMENT

Reference is made to the Incremental Joinder Agreement (the “Agreement”) dated as of October 24, 2012 relating to the Credit Agreement dated as of April 27, 2012 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NXP Semiconductors N.V., with its corporate seat in Eindhoven, the Netherlands, NXP B.V., with its corporate seat in Eindhoven, the Netherlands, NXP Funding LLC, the lending institutions from time to time parties thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Global Collateral Agent, and Mizuho Corporate Bank, Ltd., as Taiwan Collateral Agent. Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement has the meaning assigned to such term in the Credit Agreement or the Agreement.

Each of the undersigned hereby consents to the foregoing Agreement, including without limitation the increase in the amount of Commitments referred to therein, and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Agreement, each Credit Document to which it is party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, each reference in any Credit Document to the Credit Agreement, “thereof”, “thereunder”, “therein” and “thereby” and each other similar reference to the Credit Agreement contained therein shall, on and after the Incremental Effective Date, refer to the Credit Agreement as amended by the Agreement and (b) the Guaranty and the Security Documents to which each of the undersigned is a party and all of the Collateral described therein do, and shall continue to, guarantee and secure the payment of all of the Obligations and the Secured Obligations (as applicable and, in each case, as defined and subject to the limitations set forth therein and in the Agreement) which shall include, on and after the Incremental Effective Date, the obligations in respect of the 2012 Incremental Commitments and any Loans provided in connection therewith; provided, however, that in respect of NXP Semiconductors France S.A.S., the Guaranty and the Security Documents shall not extend to the obligations in respect of the 2012 Incremental Commitments and any Loans provided in connection therewith, and accordingly the guarantee of NXP Semiconductors France S.A.S. will remain only in respect of up to EUR 500,000,000 of the Commitments, as allocated among the Lenders pro rata on the basis of their applicable Commitments after giving effect to the 2012 Incremental Commitments effected by the Agreement, all subject to such limitations as are set forth in the Guaranty.

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement to be duly executed as of the date first above written.

[GUARANTORS]

By:

Name:
Title: